                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         -------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         -------------------------------

                                 ebix.com, Inc.
             (Exact name of Registrant as specified in its charter)

               DELAWARE                                    77-0021975
    (State or other jurisdiction of                      (I.R.S. Employer
     incorporation or organization)                     Identification No.)

                                1900 E. Golf Road
                           Schaumburg, Illinois 60173
          (Address of principal executive offices, including zip code)

                                 ebix.com, Inc.
                            1996 Stock Incentive Plan
                            (Full title of the plan)

                                 Richard J. Baum
               Senior Vice President - Finance and Administration,
                             Chief Financial Officer
                                 ebix.com, Inc.
                                1900 E. Golf Road
                           Schaumburg, Illinois 60173
                                 (847) 789-3047
 (Name, address and telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------
                                                                PROPOSED     PROPOSED
                                                                MAXIMUM       MAXIMUM      AMOUNT OF
           TITLE OF SECURITIES              AMOUNT TO BE    OFFERING PRICE   AGGREGATE    REGISTRATION
            TO BE REGISTERED               REGISTERED(1)(2)  PER SHARE(3)  OFFERING PRICE     FEE
------------------------------------------------------------------------------------------------------

Common Stock, $0.10 par value per share;      1,500,000        $3.9375       $5,906,250    $1,559.25
 related preferred share purchase rights
------------------------------------------------------------------------------------------------------

(1) The Delphi Information Systems, Inc. 1996 Stock Incentive Plan (the "Plan") was adopted by the Board of Directors and approved by the stockholders on September 4, 1996. The Company previously registered 6,000,000 shares of Common Stock on Form S-8 (File No. 333-23261). An amendment to the Plan was approved by the stockholders on October 22, 1999 which reflected the one-for-five reverse stock split effective May 6, 1998 (reducing the number of shares previously registered from 6,000,000 to 1,200,000) and increased the number of shares of Common Stock available for grant under the Plan by 1,500,000. Accordingly, the total number of shares reserved for grant under the Plan is 2,700,000. The Plan was amended by the Board of Directors on June 30, 2000, to change its name to the ebix.com, Inc. 1996 Stock Incentive Plan.

(2) Together with, pursuant to Rule 416, (i) an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the Plan as the result of any future stock split, stock dividends, merger, reorganization or similar adjustment to the Registrant's outstanding Common Stock and (ii) an indeterminate amount of interests in the Plan constituting separate securities.

(3) Pursuant to Rule 457(h) under the Securities Act of 1933, as amended, the proposed maximum aggregate offering price and the registration fee have been computed based on the average of the high and low prices of the Common Stock on the Nasdaq SmallCap Market on September 13, 2000.

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by ebix.com, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference in this Registration Statement:

         (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1999;

         (b) The Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000 and June 30, 2000; and

         (c) The description of the Common Stock, par value $0.10 per share, contained in the Company's Registration Statement on Form S-3 filed on September 8, 1995 pursuant to the Securities Act of 1933, as amended (the "Securities Act"), and the associated Preferred Share Purchase Rights in Item 1 of the Company's Form 8-A filed on March 31, 1998, including any amendments or reports for the purpose of updating such description.

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date hereof and prior to the filing of a post-effective amendment which indicates that the securities offered hereby have been sold or which deregisters the securities covered hereby then remaining unsold shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         None.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the Delaware General Corporation Law grants to the Company the power to indemnify its directors, officers, employees and agents against liability arising out of their respective capacities as directors, officers, employees or agents. Article XI of the Company's Certificate of Incorporation provides for the limitation of personal liability of the directors of the Company as follows:

                                   ARTICLE XI

                  A director shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided that this sentence shall not eliminate or limit the liability of a director (i) for any breach of his duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law, or (iv) for any transaction from which the director derives any improper personal benefit. This Article XI shall not eliminate or limit the liability of a director for any act or omission occurring prior to the date when this Article becomes effective.

         Article VII of the Company's Bylaws provides that the Company shall indemnify any person who is serving as a director, officer, employee or agent of the Company or of another entity at the request of the Company against judgments, fines, settlements and other expenses incurred in such capacity if such person acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the Company and, with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful. In the event of an action or suit by or in the right of the Company, no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Company unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

         The Company has entered into indemnification agreements with its directors that would require the Company, subject to any limitations on the maximum permissible indemnification that may exist at law, to indemnify a director for claims that arise because of his capacity as a director.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

EXHIBIT
NUMBER                        DESCRIPTION
-------                       -----------
4.1 Certificate of Incorporation, as amended (filed as Exhibit 3.1 to the Company's Registration Statement on Form S-8 (No. 333-23361), and incorporated herein by reference).

4.2 By-laws of the Company, as amended (filed as Exhibit 3.2 to the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1997, and incorporated herein by reference).

4.3* Resolutions adopted by the Board of Directors of the Company dated September 4, 1996, amending the By-laws.

4.4 Rights Agreement (filed as Exhibit 99.1 to the Company's Registration Statement on Form 8-A (No. 000-15946), and incorporated herein by reference).

4.5 Delphi Information Systems, Inc. 1996 Stock Incentive Plan, as amended (filed as Exhibit A to the Company's Proxy Statement on Schedule 14A (No. 000-15946), and incorporated herein by reference).

4.6* Amendment to Delphi Information Systems, Inc. 1996 Stock Incentive Plan, changing the name of the Plan to ebix.com, Inc. 1996 Stock Incentive Plan.

4.7    Certificate of Amendment of Certificate of Incorporation (filed as
       Exhibit 3.1 to the Company's Form 10-Q for the quarter ended June 30, 1998, and incorporated herein by reference).

4.8    Certificate of Amendment of Certificate of Incorporation (filed as
       Exhibit 3.4 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 and incorporated herein by reference).

5.1*   Opinion of Sonnenschein Nath & Rosenthal

23.1*  Consent of Sonnenschein Nath & Rosenthal (included in opinion filed as
       Exhibit 5.1)

23.2*  Consent of Arthur Andersen LLP, Independent Auditors

23.3*  Consent of KPMG LLP, Independent Auditors

24.1* Power of Attorney (see signature page)

* Filed herewith.

ITEM 9.  UNDERTAKINGS

A.       The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) above do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Schaumburg, State of Illinois, on the 31st day of August, 2000.

                        ebix.com, Inc.



                        By:  /s/RICHARD J. BAUM
                             --------------------------------------------------
                             Richard J. Baum
                             Senior Vice President - Finance and Administration, Chief Financial officer


                                POWER OF ATTORNEY

         Each person whose individual signature appears below hereby authorizes Richard J. Baum, as attorney-in-fact with full power of substitution, to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, including any and all post-effective amendments.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated below on the 31st day of August, 2000.

         SIGNATURE                                    TITLE
         ---------                                    -----
     /s/ YUVAL ALMOG          Director and Chairman of the Board
---------------------------
         Yuval Almog

    /s/ ROBIN RAINA           President and Chief Executive Officer and Director
---------------------------   (Principal Executive Officer)
        Robin Raina

  /s/ RICHARD J. BAUM         Senior Vice President and Chief Financial Officer
---------------------------   (Principal Financial and Accounting Officer)
      Richard J. Baum

  /s/ WILLIAM R. BAUMEL       Director
---------------------------
      William R. Baumel

  /s/ LARRY G. GERDES         Director
---------------------------
      Larry G. Gerdes

                                INDEX TO EXHIBITS

ITEM 8.  EXHIBITS

EXHIBIT
NUMBER                        DESCRIPTION
-------                       -----------
4.1 Certificate of Incorporation, as amended (filed as Exhibit 3.1 to the Company's Registration Statement on Form S-8 (No. 333-23361), and incorporated herein by reference).

4.2 By-laws of the Company, as amended (filed as Exhibit 3.2 to the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1997, and incorporated herein by reference).

4.3* Resolutions adopted by the Board of Directors of the Company dated September 4, 1996, amending the By-laws.

4.4 Rights Agreement (filed as Exhibit 99.1 to the Company's Registration Statement on Form 8-A (No. 000-15946), and incorporated herein by reference).

4.5 Delphi Information Systems, Inc. 1996 Stock Incentive Plan, as amended (filed as Exhibit A to the Company's Proxy Statement on Schedule 14A (No. 000-15946), and incorporated herein by reference).

4.6* Amendment to Delphi Information Systems, Inc. 1996 Stock Incentive Plan, changing the name of the Plan to ebix.com, Inc. 1996 Stock Incentive Plan.

4.7    Certificate of Amendment of Certificate of Incorporation (filed as
       Exhibit 3.1 to the Company's Form 10-Q for the quarter ended June 30, 1998, and incorporated herein by reference).

4.8    Certificate of Amendment of Certificate of Incorporation (filed as
       Exhibit 3.4 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 and incorporated herein by reference).

5.1*   Opinion of Sonnenschein Nath & Rosenthal

23.1*  Consent of Sonnenschein Nath & Rosenthal (included in opinion filed as
       Exhibit 5.1)

23.2*  Consent of Arthur Andersen LLP, Independent Auditors

23.3*  Consent of KPMG LLP, Independent Auditors

24.1* Power of Attorney (see signature page)

* Filed herewith.